UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2012

FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
920 Memorial City Way, Suite 1000
Houston, Texas 77024
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (281) 949-2500
920 Memorial City Way, Suite 800
Houston, Texas 77024
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously described in the final prospectus dated April 11, 2012 related to its initial public offering (the "Prospectus"), Forum Energy Technologies, Inc. (the "Company”) entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Tinicum L.P., a private investment partnership ("Tinicum"), pursuant to which the Company agreed to sell 2,666,666 shares of the Company's common stock ("Common Stock") at a purchase price of $18.75 per share for a total purchase price of $50 million (the "Private Placement"). Also, as previously described in the Prospectus, the Company and Tinicum executed a side letter (the "Side Letter Agreement") in connection with the Private Placement pursuant to which the Company agreed to take all necessary action to appoint a member designated by Tinicum to the Company's Board of Directors (the "Board"), subject to such member being qualified to serve on a board of directors of a public company, not being prohibited or disqualified from serving on the Board by any applicable law and being otherwise suitable to the Board, in its reasonable judgment.
On May 18, 2012, the size of the Board was increased to ten directors and, pursuant to the Side Letter Agreement, the Board appointed Mr. Terence M. O'Toole as a director of the Board and a member of the Board's Nominating, Governance & Compensation Committee. Mr. O'Toole, 53, is the co-managing member of Tinicum. He has served as the co-managing member of Tinicum Capital Partners II L.P., the predecessor partnership to Tinicum, since January 2006 (together with Tinicum, the "Tinicum Partnerships"). Prior to joining the Tinicum Partnerships, Mr. O'Toole spent 21 years at Goldman, Sachs & Co., where he was a partner, a member of the investment committee and the partnership committee, and the chief operating officer of the principal investment area. Mr. O'Toole is currently a member of the board of directors of R360 Environmental Solutions, Inc., an oilfield environmental solutions company; Liberman Broadcasting, Inc., a Spanish-language broadcaster; Skyway Towers LLC, a developer, owner and operator of wireless communications towers in the United States; EGI Holdings, LLC, a U.S.-based producer of giftware and home and garden decor products; and Ashby Street Outdoor Holdings, LLC, an owner and operator of outdoor advertising structures, all of which are privately held companies. Mr. O'Toole's extensive experience in private equity and finance makes him well qualified to serve on the Board. Mr. O'Toole will participate in the compensation arrangements for non-employee directors as described in the Prospectus. Mr. O'Toole and the Company have entered into a form of the Company's indemnification agreement, a copy of which was filed with the Securities and Exchange Commission as Exhibit 10.11 to the Registration on Form S-1 filed on September 1, 2011 (File No. 333-176603)(the "Registration Statement").
The foregoing description of the Stock Purchase Agreement and Side Letter Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement and Side Letter Agreement, copies of which were filed with the Securities and Exchange Commission as Exhibits 10.30 and 10.31, respectively, to Amendment No. 5 to the Registration Statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORUM ENERGY TECHNOLOGIES, INC.
(Registrant)

Date: May 18, 2012	By:	/s/ James L. McCulloch
James L. McCulloch
Senior Vice President, General Counsel and Secretary